Exhibit 10.4

Confidential Treatment Requested by HedgePath Pharmaceuticals, Inc.,

IRS Employer Identification No. 30-0793665

Confidential treatment requested with respect to certain portions hereof denoted with “***”

Exhibit 10.4 ***CONFIDENTIAL TREATMENT REQUESTED*** Note: Confidential treatment requested with respect to certain portions hereof denoted with “***”

HEDGEPATH PHARMACEUTICALS, INC.

EQUITY HOLDERS AGREEMENT

Dated As of June 24, 2014

Confidential Treatment Requested by HedgePath Pharmaceuticals, Inc.,

IRS Employer Identification No. 30-0793665

Confidential treatment requested with respect to certain portions hereof denoted with “***”

HEDGEPATH PHARMACEUTICALS, INC.

EQUITY HOLDERS AGREEMENT

This EQUITY HOLDERS AGREEMENT (this “Agreement”) is made and entered into as of the 24th day of June, 2014 (the “Effective Date”) by and among:

(i) MAYNE PHARMA VENTURES PTY LTD, an Australian company ACN 168 896 357 (“Mayne Pharma”);

(ii) HEDGEPATH LLC, a Florida limited liability company (“HPLLC”);

(iii) HEDGEPATH PHARMACEUTICALS, INC., a Delaware corporation (“HPPI”);

(iv) FRANK E. O’DONNELL, JR., M.D., a resident of the State of Florida (“FEO”); and

(v) NICHOLAS J. VIRCA, a resident of the State of California (“Virca”).

RECITALS

WHEREAS, HPPI and MPI have heretofore entered into the Supply and License Agreement; and

WHEREAS, prior to the Effective Date, MPI assigned to Mayne Pharma, and Mayne Pharma assumed from MPI, the rights and obligations under the Supply and License Agreement; and

WHEREAS, pursuant to the Supply and License Agreement, Mayne Pharma has the right to terminate the Supply and License Agreement if HPPI does not obtain equity funding of at least $5,000,000 (the “Funding Requirement”), or lesser amount as agreed to by the parties, on or before May 30, 2014 (the “Termination Right”); and

WHEREAS, the Supply and License Agreement further provides that HPPI is required to issue to Mayne Pharma certain shares of HPPI’s capital stock so that Mayne Pharma will hold at least thirty percent (30%) of the capital stock of HPPI on a Fully Diluted basis after the consummation of certain transactions as contemplated therein; and

WHEREAS, the Supply and License Agreement further provides that upon such additional funding, in connection with the closing of the Mayne Pharma Purchase Agreement and in consideration for Mayne Pharma not exercising the Termination Right, the parties hereto shall enter into certain agreements regarding the right to acquire Equity Securities, the disposition of Equity Securities and the governance of HPPI; and

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WHEREAS, on or about a date even herewith, Mayne Pharma and HPPI agreed to reduce the Funding Requirement to an amount equal to $1,500,000 (the “Agreed Reduction”); and

WHEREAS, in connection with the transactions contemplated by the Supply and License Agreement, including the Mayne Pharma Purchase Agreement, HPPI shall sell $1,500,000 in Common Stock to HPLLC pursuant to the HPLLC Stock Purchase Agreement; and

WHEREAS, FEO and Virca acknowledge and agree that they have received substantial benefit from the Supply and License Agreement, Mayne Pharma not exercising the Termination Right, the Agreed Reduction and the transactions contemplated thereby; and

WHEREAS, FEO and Virca further acknowledge and agree that they shall receive substantial benefit from the investment by HPLLC into HPPI because of their positions at HPPI and the Equity Securities they own and shall own, directly and indirectly, in HPPI; and

WHEREAS, HPLLC acknowledges and agrees that it has received substantial benefit from the Supply and License Agreement, Mayne Pharma not exercising the Termination Right, the Agreed Reduction and the transactions contemplated thereby; and

WHEREAS, HPLLC further acknowledges and agrees that it shall receive substantial benefit because of the Equity Securities it owns and shall own, directly and indirectly, in HPPI; and

WHEREAS, the parties hereto agree to enter this Agreement in order to implement the provisions and requirements of the Supply and License Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I.

DEFINITIONS

1.1. Definitions. The following definitions shall be applicable to the terms set forth below as used in this Agreement:

(a) “Accredited Investor(s)” shall mean a Person or Persons who are accredited investors as defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended from time to time.

(b) “Action” shall have the meaning set forth in the Mayne Pharma Purchase Agreement

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(c) “Affiliate” or “Affiliated” shall mean, with respect to any Person which is an entity, any other Person which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, and with respect to any natural Person, such Person’s spouse, parents, grandparents, children, grandchildren, siblings and the spouses and children of any of the foregoing. In this definition, control means having the power to exercise or control the right to vote attached to 50% or more of the issued voting equity in that party, to appoint one-half or more of the directors to the board or the managers of the party, or to determine substantially the conduct of the party’s business activities. Notwithstanding the foregoing, Virca and FEO shall be deemed to be Affiliates of HPLLC.

(d) “Board” shall mean the board of directors of HPPI.

(e) “Business Day” means:

(i) for receiving a notice under Section 11.1, a day that is not a Saturday, Sunday, public holiday or bank holiday in the place where the notice is received; and

(ii) for performing an obligation or exercising a right by Mayne Pharma, a day that is not a Saturday, Sunday, bank holiday or public holiday in Melbourne, Australia; and

(iii) for performing an obligation or exercising a right by any other party to this Agreement and for all other purposes, a day that is not a Saturday, Sunday, bank holiday or public holiday in New York, New York, USA.

(f) “Bylaws” shall mean the bylaws of HPPI, adopted effective as of July 30, 2013, as may be amended from time to time.

(g) “Certificate of Designation” shall mean the Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock of HPPI, filed September 9, 2013, with the Secretary of State of Delaware.

(h) “Certificate of Incorporation” shall mean HPPI’s Certificate of Incorporation, as amended.

(i) “Commission” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the federal securities laws.

(j) “Common Stock” shall mean HPPI’s common stock, par value $0.0001 per share.

(k) “Confidentiality and Intellectual Property Agreement” means each of those certain Confidentiality and Intellectual Property Agreements executed by and between HPPI and each of FEO and Virca on or about a date even herewith, or any extension, amendment or renewal thereof.

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(l) “Conversion Shares” shall mean any shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock.

(m) “Debt Forgiveness Agreement” shall mean that certain Debt Forgiveness Agreement, by and between HPPI and HPLLC, dated on or about a date even herewith.

(n) “Development Plan” shall have the meaning set forth in the Supply and License Agreement.

(o) “Director” or “Directors” shall mean a member or members of the Board.

(p) “Dispute” shall mean any dispute, claim, question, or disagreement between any of the parties hereto arising from, or relating to, the interpretation, performance, or breach of this Agreement or any other Transaction Document; provided, however, that, unless such dispute, claim, question, or disagreement directly or indirectly relates to or effects any party’s respective rights and obligations under this Agreement, a “Dispute” shall not include any dispute, claim, question, or disagreement between any of the parties hereto arising from, or relating to, the interpretation, performance, or breach of either: (i) the Virca Employment Agreement, (ii) the FEO Executive Chairman Agreement or (iii) any Confidentiality and Intellectual Property Agreement.

(q) “EIP” shall mean the HPPI 2014 Equity Incentive Plan.

(r) “Equity Security(ies)” shall mean any and all capital stock of HPPI, including without limitation the Common Stock and Series A Preferred Stock.

(s) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(t) “FDA” shall mean the United States Food and Drug Administration.

(u) “FEO Executive Chairman Agreement” means that certain Executive Chairman Agreement executed by and between FEO and HPPI on or about a date even herewith, or any extension, amendment or renewal thereof.

(v) “FEO Indirect Share” means, as of the Effective Date, any share of Common Stock and Series A Preferred Stock personally held of record by HPLLC of which FEO has an indirect beneficial or controlling interest, with respect to HPPI, as a result of his position as (i) manager of HPLLC, (ii) personal holder of record of an interest in HPLLC, or (iii) fiduciary, control person or beneficial owner of another owner in HPLLC; provided, however, that if HPLLC, or its successors or assigns, distribute or Transfer any portion of such Common Stock or Series A Preferred Stock to FEO, then such Common Stock and Series A Preferred Stock, as the case may be, that has actually been distributed or Transferred shall cease being a FEO Indirect Share.

(w) “Field” shall have the meaning set forth in the Supply and License Agreement.

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(x) “Fully Diluted” and similar terms shall mean at the time of determination, the total number of shares of Common Stock then issued and outstanding, plus the number of shares of Common Stock issued or issuable upon conversion of any then issued and outstanding Preferred Stock or debt securities or upon the exercise of any outstanding warrants or options, or upon the vesting of any restricted stock units, plus the number of shares of Common Stock then reserved but not used for any employee incentive plan.

(y) “Fundamental Transaction” means (A) that HPPI shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not HPPI is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of HPPI to one or more Persons, or (iii) make, or allow one or more Persons to make, or allow HPPI to be subject to or have its Common Stock be subject to or party to one or more Persons making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Persons making or party to, or Affiliated with any Persons making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Persons making or party to, or Affiliated with any Person making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons whereby all such Persons, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Persons making or party to, or Affiliated with any Person making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Persons become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock such that such modified Common Stock no longer has the residual right to dividends or distributions from HPPI or the residual right to vote on matters given to the holders of Common Stock under Delaware law, (B) that HPPI shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Person individually or Persons in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Persons as of the date of this Agreement calculated as if any shares of Common Stock held by all such Persons were not outstanding, or (z) a percentage of

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the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other Equity Securities sufficient to allow such Persons to effect a statutory short form merger or other transaction requiring other Stockholders to surrender their shares of Common Stock without approval of the Stockholders or (C) that HPPI shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction. The term “Fundamental Transaction” shall specifically exclude, however, any firm commitment, underwritten public offering of HPPI’s capital stock.

(z) “Governmental Authority” shall have the meaning set forth in the Mayne Pharma Purchase Agreement.

(aa) “HPLLC Promissory Note” shall mean that certain Promissory Note granted by HPLLC to HPPI in partial consideration for the purchase of the Common Stock pursuant to the HPLLC Stock Purchase Agreement.

(bb) “HPLLC At Risk Shares” shall mean: (i) until the mandatory conversion of the Series A Preferred Stock as contemplated pursuant to Article III hereof, Seventeen Thousand Six Hundred Forty-Six and 98/100 (17,646.98) shares of Series A Preferred Stock, and (ii) thereafter, the 6,000,000 shares of Common Stock into which such shares of Series A Preferred Stock shall be convertible, in each case held by HPLLC; provided, however, that such number of HPLLC At Risk Shares shall be adjusted for any stock splits, stock dividends, recapitalizations, reorganizations, reclassifications or similar events.

(cc) “HPLLC Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement, dated on or about a date even herewith, by and among HPPI and HPLLC, whereby HPPI agrees to issue up to Twenty Million (20,0000,000) shares of Common Stock to HPLLC for a corresponding aggregate purchase price of $1,500,000, payable as contemplated therein including pursuant to the HPLLC Promissory Note.

(dd) “Lien” shall have the meaning set forth in the Mayne Pharma Purchase Agreement.

(ee) “Mayne Pharma Purchase Agreement” shall mean that certain Securities Purchase Agreement by and between Mayne Pharma and HPPI, executed on or about a date even herewith.

(ff) “MPI” shall mean Mayne Pharma International Pty Ltd, an Australian company ACN 007 870 984, and the sole owner of Mayne Pharma.

(gg) “Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, joint venture, Governmental Authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

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(hh) “Preferred Stock” shall mean HPPI’s Preferred Stock, par value $0.0001 per share.

(ii) “Prime Rate” shall mean the prime rate of interest as published on the date of the Closing in the Wall Street Journal, and generally defined therein as “the base rate on corporate loans posted by at least 70% of the nation’s 10 largest banks.” If the Wall Street Journal is not published on a date for which the prime rate must be determined, the prime rate shall be the prime rate published in the Wall Street Journal on the nearest preceding date on which the Wall Street Journal was published, and if the Wall Street Journal ceases publication, then the prime rate as reported in a financial paper or journal generally accepted in the financial industry as determinative, as of the date of the Closing or the nearest preceding date.

(jj) “Private Offering” shall mean any offering of securities of HPPI other than a Public Offering.

(kk) “Product” shall have the meaning set forth in the Supply and License Agreement.

(ll) “Public Offering” shall mean a public offering of the shares of securities of HPPI pursuant to an effective registration statement with the Commission.

(mm) “Purchase Right Shares” shall be an equivalent number and class of Equity Securities as the HPLLC At Risk Shares forfeited by HPLLC pursuant to Section 8.2(b), adjusted for any stock splits, stock dividends, recapitalizations, reorganizations, reclassifications or otherwise.

(nn) “Relevant Regulatory Authority” shall have the meaning set forth in the Supply and License Agreement.

(oo) “Series A Preferred Stock” shall mean HPPI’s Series A Convertible Preferred Stock, par value $0.0001 per share, the terms of which are memorialized in the Certificate of Designation, filed with the Secretary of State of Delaware on September 9, 2013, as the same may be amended, restated or corrected from time to time.

(pp) “Stockholder(s)” shall mean the holders of Equity Securities of HPPI.

(qq) “Supply and License Agreement” shall mean that certain Supply and License Agreement, dated September 3, 2013, as subsequently amended and/or restated, by and between Mayne Pharma and HPPI.

(rr) “Transaction Document” shall have the meaning set forth in the Mayne Pharma Purchase Agreement.

(ss) “Transfer”, “Transferred” or “Transferring” shall mean any sale, gift, assignment, exchange, conveyance, bequeathment, transfer, liquidation, pledge, encumbrance, disposition or alienation of any shares of Equities Securities or rights related thereto, or any securities convertible into or exercisable or exchangeable for Equity Securities.

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(tt) “Virca Employment Agreement” shall mean that certain Employment Agreement executed by and between Virca and HPPI on or about a date even herewith, or any extension, amendment or renewal thereof.

(uu) “Voting Rights Termination Date” shall mean the earlier to occur of (a) the date that the Supply and License Agreement is terminated or expires, or (b) the date on which Mayne Pharma and its Affiliates cease to own ten percent (10%) or more of the issued and outstanding Equity Securities.

1.2. Additional Definitions. In addition to the foregoing, capitalized terms used in this Agreement and not otherwise defined in this Article I shall have the meanings so given to such terms herein.

ARTICLE II.

LOCK-UP

2.1. Mayne and HPLLC (each a “Lock-Up Holder” and, collectively, the “Lock-Up Holders”) agree that, during the period beginning on and including the Effective Date through and including the date that is the first anniversary of the Effective Date (the “Lock-Up Period”), each of them will not, directly or indirectly:

(a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise Transfer of any shares of the Equity Securities or any securities convertible into or exercisable or exchangeable in Equity Securities, whether now owned or hereafter acquired by the Lock-Up Holders or with respect to which the Lock-Up Holders has or hereafter acquires the power of disposition, or

(b) enter into any swap or other agreement, arrangement or transaction that Transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Equity Securities or any securities convertible into or exercisable or exchangeable for any Equity Securities,

(c) whether any transaction described in clause (a) or (b) above is to be settled by delivery of Equity Securities, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

2.2. Notwithstanding the provisions set forth in Section 2.1, the Lock-Up Holders may, without the prior written consent of the other parties, Transfer any Equity Securities or any securities convertible into or exchangeable or exercisable for Equity Securities to an Affiliate of such Lock-Up Holder if such Transfer is not for value; provided, however, that in the case of any Transfer described above, it shall be a condition to the Transfer that (A) the transferee executes and delivers to the parties hereto not later than one (1) Business Day prior to such Transfer, a

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written agreement, in substantially the form of this Agreement and otherwise satisfactory in form and substance to the parties hereto, (B) in the case of a Transfer pursuant to this clause, no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Equity Securities or any securities convertible into or exercisable or exchangeable for Equity Securities shall be required to be made during the Lock-Up Period (as the same may be extended as described above) and (C) no voluntary filing with the Commission or other public report, filing or announcement shall be made in respect of such Transfer during this Lock-Up Period.

ARTICLE III.

MANDATORY CONVERSION OF SERIES A PREFERRED STOCK

3.1. Each of HPLLC and Mayne Pharma agrees that on August 14, 2014, or within two (2) Business Days thereafter, it shall deliver a Notice of Conversion (as defined in the Certificate of Designation) to HPPI, giving notice that it is converting all shares of Series A Preferred Stock it holds into Common Stock, together with all stock certificates evidencing the ownership of Series A Preferred Stock, duly endorsed (or in the alternative a lost stock certificate affidavit and indemnification satisfactory to HPPI) and directing that the Conversion Shares be issued to HPLLC or Mayne Pharma (as the case may be). The parties hereto agree that, assuming there is no change in the number of Series A Preferred Stock held by HPLLC and Mayne Pharma or in the number of securities on a Fully Diluted basis as set forth in the HPLLC Stock Purchase Agreement, upon such conversion of the Series A Preferred Stock, HPLLC shall receive Eighty-Two Million One Hundred Fifty-Six Thousand Eight Hundred Forty-Two (82,156,842) shares of Common Stock as Conversion Shares, and Mayne Pharma shall receive Eighty-Seven Million Eight Hundred Forty-Three Thousand Eight Hundred Ninety-Seven (87,843,897) shares of Common Stock as Conversion Shares.

ARTICLE IV.

NO MAJORITY OWNER

4.1. Ownership Cap. Each of HPLLC, Mayne Pharma, FEO and Virca agrees that:

(a) during the Lock-Up Period, it or he, together with its or his respective Affiliates, shall not own shares of Equity Securities which would result in it or him owning more than 49.5% of the Common Stock on a Fully Diluted basis;

(b) after the Lock-Up Period and until the date that is the fifth (5th) anniversary of the Effective Date, it or he shall as soon as practicable give written notice to the other parties to this Agreement if it or he, together with its or his respective Affiliates:

(i) intends to enter into a transaction which would, or is reasonably likely to cause, it or him, together with its or his respective Affiliates, to own more than 49.5% of the Common Stock on a Fully Diluted basis; or

(ii) learns that for any reason it or he, together with its or his respective Affiliates, has acquired ownership of any Equity Securities which results in it or him, together with its or his Affiliates, owing more than 49.5% of the Common Stock on a Fully Diluted basis.

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4.2. Remedy.

(a) In the event of a breach of Section 4.1(a) which results from the involuntary action of such breaching party, such breaching party shall, within ten (10) Business Days, Transfer, with or without consideration or compensation therefor, that certain number of shares of Equity Securities for consideration to accomplish compliance with Section 4.1(a).

(b) In the event of a breach of Section 4.1(a) which results from the voluntary action of such breaching party or from the noncompliance of the breaching party with Section 4.2(a), such breaching party shall automatically, and without further action, forfeit and Transfer to HPPI, without consideration or compensation therefor, that certain number of shares of Equity Securities to accomplish compliance with Section 4.1(a).

(c) Such breaching party agrees to execute any documentation necessary to accomplish the foregoing and to provide such further assurances for the performance thereof. Such breaching party shall also tender the necessary certificates evidencing such Equity Securities duly endorsed to HPPI to accomplish such remedy.

ARTICLE V.

PREEMPTIVE RIGHTS AND RESTRICTIONS

5.1. Mayne Pharma’s First Right. Mayne Pharma and its Affiliates (collectively the “Mayne Pharma Group”) shall have the right of first refusal to purchase its Pro Rata Share (as defined below) of all (or any part) of any New Securities that HPPI may from time to time issue after the Effective Date. The Mayne Pharma Group’s “Pro Rata Share” for purposes of this Section 5.1 is equal to the ratio of (a) the number of shares of Common Stock on a Fully Diluted basis which the Mayne Pharma Group is deemed to hold immediately prior to the issuance of such New Securities to (b) the total number of shares of outstanding Common Stock on a Fully Diluted basis immediately prior to the issuance of the New Securities.

5.2. Preference to Certain Accredited Investors. For a period from the Effective Date until the second anniversary of the Effective Date, and solely with respect to Private Offerings made during that period, Mayne Pharma shall have the right to introduce Accredited Investors to HPPI, and HPPI shall accept the subscriptions of such Accredited Investors instead of the subscriptions of other investors until such Accredited Investors introduced by Mayne Pharma have purchased fifty percent (50%) of the Equity Securities being sold pursuant to such Private Offering. At least fifteen (15) Business Days before first circulating offering material for such Private Offering to investors, HPPI shall provide Mayne Pharma a complete and accurate copy of such offering material. Mayne Pharma may, from time to time during the Private Offering, provide HPPI the name and contact information of Accredited Investors that Mayne Pharma desires to introduce to an investment opportunity in HPPI. HPPI agrees that upon Mayne Pharma providing HPPI the name and contact information of any such Accredited Investor, HPPI will promptly send such Accredited Investor all offering material, shall answer all inquiries of

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such Accredited Investor and make a senior management executive available to discuss HPPI with such Accredited Investor. Mayne Pharma agrees that it shall not be due or paid any commission or fee in connection with the introduction of such Accredited Investor.

5.3. New Securities. “New Securities” shall mean any Common Stock or Preferred Stock, whether now authorized or not, whether issued pursuant to a Public Offering or Private Offering, and options, warrants, restricted stock units or other rights to purchase or acquire such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term “New Securities” does not include:

(a) any securities issued or issuable pursuant to current or future stock option, stock incentive or similar plans or agreements approved by (i) the Board and (ii) Stockholders who hold Equity Securities entitling such Stockholders to voting rights;

(b) any shares of the Series A Preferred Stock issued pursuant to the Debt Forgiveness Agreement or any shares of the Common Stock issued pursuant to (A) the HPLLC Stock Purchase Agreement, (B) the Debt Forgiveness Agreement or (C) any warrants issued to HPLLC in connection with the Debt Forgiveness Agreement;

(c) any securities issued pursuant to (A) the Mayne Pharma Purchase Agreement, (B) the conversion of the Series A Preferred Stock issued to Mayne Pharma in connection with the Mayne Pharma Purchase Agreement or (B) any warrants issued to the Mayne Pharma in connection with the Mayne Pharma Purchase Agreement;

(d) any securities issued or issuable upon conversion of any of the Series A Preferred Stock;

(e) any shares of the Common Stock or Preferred Stock issued in connection with any stock split or stock dividend or similar event; or

(f) any securities issued (A) in connection with the establishment of credit facilities, (B) pursuant to the acquisition of another Person by HPPI’s consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which HPPI acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other Person or at least fifty-one percent (51%) or more of the voting power of such other Person or at least fifty-one percent (51%) or more of the equity ownership of such other Person or (C) pursuant to acquisitions or strategic transactions, provided that any such issuance shall only be to a Person (or to the equity holders of such Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of HPPI and shall provide to HPPI significant additional benefits in addition to the investment of funds, but shall not include (except as set forth above) a transaction in which HPPI is issuing securities for the purpose of raising capital or to a Person whose primary business is investing in securities; provided, however, that the applicable transaction set forth in (A) through (C) herein has been unanimously approved by the disinterested members of the Board.

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5.4. Procedures.

(a) In the event that HPPI proposes to undertake an issuance of New Securities, it shall give to Mayne Pharma written notice of its intention to issue New Securities (“Notice”), describing the type of New Securities, whether the offering is private or public, and the price and the general terms upon which HPPI proposes to issue such New Securities.

(b) Mayne Pharma shall have fifteen (15) days from the date of mailing of any such Notice (the “Applicable Period”) to agree in writing that Mayne Pharma and/or members of the Mayne Pharma Group shall purchase all or a portion of the Mayne Pharma Group’s Pro Rata Share of the New Securities for the price and upon the general terms specified in the Notice by giving written notice to HPPI and stating therein the quantity of New Securities to be purchased, and HPPI shall so sell such New Securities to the Mayne Pharma Group.

(c) With respect to the issuance of shares of New Securities for which Mayne Pharma has not exercised its right pursuant to this Section 5.4 within the Applicable Period, HPPI shall have 120 days after the Applicable Period to contract to sell such New Securities at a price and upon general terms not more favorable to the purchasers thereof than specified in the original Notice. Except with respect to the sale of additional New Securities to Mayne Pharma set forth in Section 5.4(d), if HPPI has not contracted to sell such New Securities within such 120 day period, HPPI shall not thereafter issue or sell any New Securities without again first offering such New Securities to Mayne Pharma pursuant to this Section 5.4.

(d) If the Mayne Pharma Group has exercised its right to purchase its full Pro Rata Share of New Securities, HPPI shall, within two (2) Business Days of the end of said 120 day period, give Mayne Pharma written notice of the number of shares of New Securities for which subscriptions have not been received and accepted, or that the offering was fully subscribed. The Mayne Pharma Group shall thereupon have the additional right to purchase up to that number of New Securities for which subscriptions have not been received and accepted; provided, however, during the Lock-Up Period, any purchase of New Securities by the Mayne Pharma Group purchase under Section 5.1 through Section 5.5 shall be made subject to Section 4.1(a); provided, further, that no purchase of any New Securities by the Mayne Pharma Group under Section 5.1 through Section 5.5 shall require compliance with Section 4.1(b).

5.5. Restrictions on Creating and Issuing New Securities.

(a) Until the conversion of the Series A Preferred Stock held by HPLLC and by Mayne Pharma into Common Stock, HPPI shall not, without first obtaining the written consent of Mayne Pharma:

(i) create, issue, or authorize the creation or issuance of, any Equity Security that is senior to or pari passu with the Series A Preferred Stock or any security convertible into such security; or

(ii) issue any Series A Preferred Stock.

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(b) After the conversion of the Series A Preferred Stock held by HPLLC and by Mayne Pharma into Common Stock, HPPI shall not, without first obtaining the written consent of Mayne Pharma create, issue, or authorize the creation or issuance of, any Equity Security that is senior to the Common Stock or any security convertible into such security.

5.6. Termination. The rights and obligations in Section 5.1 through Section 5.5 shall terminate upon the earlier to occur of: (a) the date that the Supply and License Agreement is terminated or expires for any reason; or (b) the date that the Mayne Pharma Group collectively owns less than ten percent (10%) of the Common Stock on a Fully Diluted basis.

5.7. Termination of Series A Preferred Stock. Immediately following the conversion of Series A Preferred Stock held by HPLLC and by Mayne Pharma into Common Stock, HPPI shall amend and restate its Certificate of Incorporation to eliminate the reference to Series A Preferred Stock. The parties hereto agree to vote any Equity Securities they hold which carry voting rights in favor of such amendment and to execute any written consent of Stockholders approving such amendment.

5.8. Restrictions on Virca. Virca agrees that with respect to any option, warrant, restricted stock unit or other right to acquire Equity Securities which he holds or may hereafter hold, (i) such option, warrant, restricted stock unit or other right shall not be transferrable by Virca, except upon his death or operation of law, and Virca shall not Transfer the same, and (ii) Virca shall not become vested, either in whole or in part, in such option, warrant, restricted stock unit or other right to acquire Equity Securities until the earlier to occur of (A) September 3, 2016, (B) the receipt of written notice of acceptance for the filing of a new drug application by HPPI for the Product in the Field by the Relevant Regulatory Authority, or (C) to the extent provided in the applicable award agreement, upon his death or disability. Virca acknowledges and agrees that any option, warrant, restricted stock unit or other right to acquire Equity Securities issued to him by HPPI shall carry a legend describing the restriction herein.

5.9. Restrictions on FEO. HPPI and FEO each agree that HPPI shall not make, and FEO shall not receive, any grant, award or compensation under the EIP until a date that is at least one (1) year after the Effective Date.

5.10. Equity Incentive Plan.

(a) The Board shall unanimously approve the EIP, which shall initially authorize the issuance of up to 32,583,475 shares of Common Stock (the “Initial EIP”), and the terms and conditions thereof. HPPI shall not amend, modify or supplement the terms and conditions of the EIP during the Lock-Up Period without the prior written consent of Mayne Pharma. To the extent required by applicable law, HPPI will submit the EIP for approval by the Stockholders who have voting rights. HPPI shall not increase the number of shares authorized under the EIP beyond the Initial EIP, or amend, modify or supplement the terms and conditions of the Initial EIP, without the approval of the Board.

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(b) Each of HPPI, HPLLC, FEO, Virca and Mayne Pharma agrees that all awards that are included in the Initial EIP (including those awarded to Virca) are subject to a restriction on exercise or Transfer until the earlier occur of (A) September 3, 2016, or (B) the receipt of written notice of acceptance for the filing of a new drug application by HPPI for the Product in the Field by the Relevant Regulatory Authority. Each of HPPI, HPLLC, FEO, Virca and Mayne Pharma acknowledges and agrees, however, that if Board votes to approve an increase in the EIP beyond the Initial EIP, such additional awards beyond the Initial EIP shall not be subject to the foregoing restrictions on exercise or Transfer unless the Board expressly otherwise provides therefor.

ARTICLE VI.

VOTING AGREEMENT, BOARD COMPOSITION AND BOARD MATTERS

6.1. Directors, Number of Directors and Mandatory Voting Requirement. Immediately following the Effective Date, HPPI has five (5) Directors: FEO, Samuel Sears, Jr., Stefan James Cross, Dana Ono and Mark Watson. From and after the Effective Date until the Voting Rights Termination Date, the parties hereto agree that no action shall be taken to increase or decrease the number of Directors except with the unanimous approval of the Board. From and after the Effective Date until the Voting Rights Termination Date, HPLLC, and any transferee thereof permitted hereunder, agrees (and shall cause any Affiliate) to vote any shares of Equity Securities they may own from time to time, in favor of the Mayne Pharma Director(s) (as defined below) at each meeting of Stockholders at which Directors are elected, or execute a written consent of Stockholders in favor of the Mayne Pharma Director(s), in the manner necessary to elect such Mayne Pharma Director(s), with the Mayne Pharma Director(s) being designated by Mayne Pharma, as provided in Section 6.3 hereof.

6.2. Vacancies on Board. If any Mayne Pharma Director ceases to hold such position as a Director for any reason while the mandatory voting requirements provided for in Section 6.1 remain in effect, Mayne Pharma shall have the right to designate a replacement Mayne Pharma Director nominee, and at Mayne Pharma’s request and option, HPPI shall within five (5) Business Days of receipt of such designation (i) cause the Board to name such nominee as the new Mayne Pharma Director to fill the vacancy of the seat held by the prior Mayne Pharma Director, or (ii) circulate a written consent of Stockholders to elect such Mayne Pharma Director, or shall call as soon as practicable, a special Stockholders meeting to elect such Mayne Pharma Director. HPLLC, and any transferee thereof permitted hereunder, agree (and shall cause any Affiliate) to vote any shares of Equity Securities they may own from time to time, shall vote its shares of Common Stock to elect the replacement Mayne Pharma Director so nominated, or to sign such written consent, as the case may be.

6.3. Method of Designating Directors. From and after the Effective Date, until the Voting Rights Termination Date, Mayne Pharma shall have the right to designate one (1) Director nominee to serve on the Board. If at any time, the number of the Board is increased to seven (7) or more Directors, then for so long as there are seven (7) or more Directors, Mayne Pharma shall have the right to designate an additional Director nominee to serve on the Board, for a total of two (2) Directors (together, the “Mayne Pharma Directors” and individually, each a “Mayne Pharma Director”). Mayne Pharma shall nominate only an individual who is an officer, director or senior employee of Mayne Pharma. Prior to or at any election of Directors, Mayne Pharma shall notify HPPI, HPLLC and the Director(s) of the individual Mayne Pharma desires to nominate for election.

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6.4. Replacement of FEO and Virca. From and after the Effective Date, until the Voting Rights Termination Date, any replacement or removal of FEO or Virca shall require the unanimous approval of all Directors other than FEO, in the case of his replacement.

6.5. Legend. From and after the Effective Date, all certificates or other instruments representing Equity Securities held by each Stockholder shall bear a legend which shall state:

“The securities represented by this certificate are subject to that certain Equity Holders Agreement, dated as of June 24, 2014, as the same may be amended from time to time, pursuant to the terms of which the transfer of such securities is restricted. Such Equity Holders Agreement also provides for various other limitations and obligations, and all of the terms thereof are incorporated by reference herein. A copy of such Equity Holders Agreement has been filed in the registered office of the company where the same may be inspected daily during business hours by any stockholder of record of the company.”

6.6. Fundamental Transactions. Before the Board holds any vote, or submits any decision for approval or consent, regarding a Fundamental Transaction, the Board must engage a reputable, qualified financial advisor, the identity of which shall be agreed upon by the Board, to render an opinion to the Board before such vote or decision as to whether such Fundamental Transaction is fair, reasonable and in the best interests of the Stockholders.

6.7. HPLLC Promissory Note.

(a) HPPI shall not amend, modify, waive or supplement any terms or conditions of the HPLLC Promissory Note without unanimous approval of all disinterested Directors. For purposes of this Section 6.7, FEO shall be deemed to be an interested Director. Any such amendment, modification, waiver or supplement attempted in violation of this Section 6.7 shall be void and without further effect.

(b) The Chief Executive Officer and/or President of HPPI shall deliver, or cause to be delivered, to the Board financial statements no later than the fifth (5th) calendar day of each calendar month, and such financial statements shall present fairly, in all material respects and consistent with past practices, the financial condition of HPPI, including the present amount of operational cash on hand with HPPI (“Available Cash”).

ARTICLE VII.

RIGHT OF FIRST REFUSAL

7.1. Mayne Pharma Right of First Refusal. If either FEO or Virca or any transferees of FEO or Virca permitted under Section 7.2 (a “Selling Stockholder”) desires to Transfer any of the Common Stock held personally of record by him or it, as the case may be, to any Person, he or it shall first make an offer to sell all of such shares that he or it desires to Transfer (but not less than all of such shares) to Mayne Pharma for the purchase price per share and on the terms

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hereinafter set forth. Such offer shall be in writing and shall specify the nature of the Transfer in which the Selling Stockholder desires to engage, including the name or names of the other party or parties to such proposed transaction and the terms thereof, including the purchase price and payment terms, if any, and shall have attached a written copy of the proposed offer to or from the other party or parties to the proposed transaction. Mayne Pharma may irrevocably accept the offer as to all, but not less than all, of the shares, in writing within twenty (20) days after receipt thereof. Notwithstanding the foregoing, the restrictions set forth in this Section 7.1 shall not apply to any Common Stock that is a FEO Indirect Share as long as such Common Stock is an FEO Indirect Share.

7.2. Permitted Transfers. The rights granted to Mayne Pharma pursuant to Section 7.1 shall not apply to (i) Transfers as a bona fide gift or gifts for tax or estate planning purposes to the spouse, siblings, parents, children or grandchildren of FEO or Virca, or any trust of which any of the foregoing are beneficiaries (provided that any donee thereof agrees in writing to be bound by the terms of this Agreement), (ii) Transfers pursuant to a valid divorce decree or by will or intestate succession upon death (provided that any recipient thereof agrees in writing to be bound by the terms of this Agreement), or (iii) Transfers to FEO or Virca pursuant to the exercise of, or vesting in, any stock option, warrant, restricted stock unit, or other right issued pursuant to the EIP or other stock option or incentive plan of HPPI, provided that the Common Stock received upon such exercise or vesting shall remain subject to the rights of Mayne Pharma provided for in this Agreement.

7.3. Purchase by Mayne Pharma. If a Selling Stockholder offers to sell his Common Stock to Mayne Pharma pursuant to Section 7.1 above, then each party hereto agrees to vote its shares of Common Stock, including with respect to the Selling Stockholder, the shares that are offered for sale by the Selling Stockholder, at any meeting of the Stockholders in order to approve any corporate action that may be required to be taken by HPPI or its officers or Directors in order to enable Mayne Pharma to purchase any or all of the shares of Common Stock offered by the Selling Stockholder.

7.4. Purchase Price and Terms. The purchase price and terms of payment set forth in any offer by a Selling Stockholder under Section 7.1 shall be identical to any offer given or received by such Selling Stockholder to or from a proposed third-party purchaser, except that if the consideration to be paid the Selling Stockholder by such proposed third-party purchaser consists in whole or in part of property (rather than cash), the purchaser(s) hereunder may transfer cash or other property of similar kind and equivalent value to the Selling Stockholder in payment for his shares of Common Stock. If a Selling Stockholder desires to pledge, give or otherwise encumber his shares of Common Stock, or make such other Transfer where the consideration for such Transfer is other than cash, then the purchase price for each share of Common Stock sold to Mayne Pharma pursuant to Section 7.1 of this Agreement shall be equal to the average closing price of the Common Stock as reported on the OTC Bulletin Board, OTCQB Marketplace or any exchange on which the Common Stock is then traded for the 20-day trading period ending on the trading date immediately prior to the date of acceptance by Mayne Pharma of the offer set forth in Section 7.1 (the “Price Per Share”). The terms of payment of any purchase price determined by reference to the Price Per Share shall be payable twenty-five percent (25%) at the Closing, and then the balance in twelve (12) quarterly installments of equal

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principal amounts plus accrued interest at a rate of the Prime Rate plus five percent (5%) beginning on the first day of the calendar quarter immediating following the Closing; provided, however, that Mayne Pharma may, at its sole discretion, prepay any or all amounts due under such payment without penalty therefor.

7.5. Acceptance of Offers. Any offer made pursuant to Section 7.1 may be accepted by Mayne Pharma within the time provided for acceptance of such offer by Mayne Pharma giving written notice of its irrevocable acceptance to the Person making the offer. An offer shall be deemed to be rejected unless written notice of acceptance of the offer has been received by the Person making the offer prior to the expiration of the time for acceptance set forth in Section 7.1 hereof.

7.6. Closing of Purchase. If any of the shares of Common Stock included in the offers made by the Selling Stockholder pursuant to Section 7.1 of this Agreement are accepted for purchase, then such shares shall be sold by the Selling Stockholder to Mayne Pharma, accepting such offers. The closing of the purchase shall take place at the principal office of HPPI or at such other place as the parties may agree, not more than thirty (30) days after the date of the notice of the acceptance of an offer made pursuant to Section 7.1 hereof (the “Closing”). The purchase price for all shares of Common Stock sold pursuant to Section 7.1 hereof shall be paid in accordance with the terms of payment determined as set forth in Section 7.4 above. The Selling Stockholder shall represent and warrant to the purchasers that he is conveying to them such shares, with full warranties of title, free and clear of any claims, options, charges, encumbrances or rights of others, except as may be created by this Agreement.

7.7. Release from Restriction. If Mayne Pharma rejects the offer, fails to accept the offer in writing within thirty (30) days after receipt thereof, or elects to purchase some but not all of the shares of Common Stock offered by the Selling Stockholder purusant to Section 7.1, then for a period of ninety (90) days after said thirty (30) day period, the shares of Common Stock subject to the offer which are not elected for purchase by Mayne Pharma and are desired to be Transferred by the Selling Stockholder may be Transferred only to such described party or parties and on the terms and conditions therein described, but on no more favorable terms, all as described in the offer pursuant to Section 7.1. After said ninety (90) day period, such shares shall remain subject to all terms and conditions of this Article VII. Any third party or parties purchasing shares of Common Stock pursuant to this Agreement shall be required to execute a counterpart of this Agreement. If a Selling Stockholder shall fail to complete such proposed Transfer within ninety (90) days following the expiration of the time provided in this Agreement for acceptance of the final offer made pursuant to Section 7.1 above, then such shares of Common Stock shall again be subject to all of the restrictions set forth in Section 7.1 and elsewhere in this Agreement.

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ARTICLE VIII.

COMMERCIALIZATION OF PRODUCT

8.1. Consequences if Commercialization Goal Not Met.

(a) HPPI agrees to use its reasonable commercial efforts, and the funds available under the HPLLC Promissory Note, to implement the Development Plan and commercialize the Product as soon as practicable and consistent with the Supply and License Agreement. The parties agree that HPPI shall (i) by ***, (ii) by December 31, 2014, close an equity financing, the gross proceeds of which received by HPPI shall be at least Five Million Dollars ($5,000,000) (the “Follow On Offering”), provided, however, that such financing shall be subject to the terms and conditions provided herein and that HPPI shall grant to Mayne Pharma equivalent registration rights if any such registration rights are granted in such offering, (iii) by ***, and (iv) by ***.

(b) If HPPI fails to satisfy any of (i) through (iv) of Section 8.1(a) (the “Performance Goals”), then Mayne Pharma shall have the right by written notice to FEO and/or Virca, as the case may be, with a copy to HPPI, to demand the resignation by FEO and/or Virca, as the case may be, of his position as an officer, employee and Director, as the case may be, of HPPI, and FEO and/or Virca, as the case may be, shall submit to HPPI such written resignation within three (3) Business Days after his receipt of such notice from Mayne Pharma.

(c) If either (i) an Event of Default (as defined in the HPLLC Promissory Note) has occurred under the HPLLC Promissory Note, or (ii) HPLLC otherwise breaches the HPLLC Promissory Note, then Mayne Pharma shall have the right by written notice to FEO, with a copy to HPPI, to demand the resignation by FEO of his position as an officer, employee and Director, as the case may be, of HPPI, and FEO shall submit to HPPI such written resignation within three (3) Business Days after his receipt of such notice from Mayne Pharma.

(d) If either FEO or Virca, as the case may be, fails to submit such resignation, then HPPI shall terminate the employment or service of FEO or Virca, as the case may be, and the Board shall remove FEO or Virca, as the case may be, as an officer, and HPLLC and Mayne Pharma, as Stockholders, shall promptly take all necessary action to remove FEO from the Board. Virca agrees that if he is either terminated or required to resign under this Section 8.1, then such termination will be for Cause (as defined in the Virca Employment Agreement) and such resignation will not be for Good Reason (as defined in the Virca Employment Agreement), in each case under the Virca Employment Agreement. FEO and Virca each agree that if his resignation is required or he is terminated under this Section 8.1, then, notwithstanding any employment agreement or other service agreement he may have with HPPI, no severance, compensation, consideration or other payment shall be due or payable in connection therewith or herewith. HPLLC, FEO and Virca, and any transferee thereof, agrees (and shall cause any Affiliate) to vote any shares of Equity Securities he or it may own from time to time, to cause compliance with this Section 8.1(d) at any meeting of Stockholders at which such matter is considered, including calling such meeting of Stockholders, or execute a written consent of Stockholders in favor of such matter.

(e) FEO and Virca, and each of them, acknowledges and agrees that (i) the Performance Goals, and each of them, is fair, reasonable and attainable and (ii) the remedies to which either of them is subject, whether in this Agreement or in any other Transaction Document, for the failure by HPPI to satisfy the Performance Goals are fair and reasonable.

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8.2. Surrender of Options; Sale and Forfeiture of Equity Securities; Purchase Right of Equity Securities.

(a) Each of FEO and Virca agrees that whether he resigns pursuant to the demand of Mayne Pharma under Section 8.1, or is terminated by HPPI pursuant to Section 8.1, then he shall forfeit all then unvested options, warrants, restricted stock units, or other right to acquire Equity Securities held personally of record and waive any claim to severance pay. Furthermore, upon such resignation or termination, Mayne Pharma shall have the right to purchase by written notice to FEO or Virca, as the case may be, delivered within sixty (60) days after such resignation or termination, all Equity Securities, vested options, vested warrants, vested restricted stock units and the like held personally of record by FEO and/or Virca or otherwise transferred by either of them, as the case may be, at the fair market value as of the date of such resignation or termination. The fair market value of any issued and outstanding Equity Securities held by FEO or Virca shall be determined by the Price Per Share, and the fair market value of any vested option or warrant shall equal to (i) the aggregate value of all Equity Securities determined by the Price Per Share which may be purchased pursuant to such option or warrant, less (ii) the aggregate exercise price to purchase such Equity Securities. Notwithstanding the foregoing, no Common Stock or Series A Preferred Stock that is a FEO Indirect Share shall be subject to the provisions of this Section 8.2(a) as long as such Common Stock or Series A Preferred Stock is a FEO Indirect Share.

(b) If either (i) HPPI fails to satisfy any of the Performance Goals, (ii) an Event of Default has occurred under the HPLLC Promissory Note or (iii) HPLLC otherwise breaches the HPLLC Promissory Note, then HPPI shall have the right at its election and as full liquidated damages to declare by written notice to HPLLC and to Mayne Pharma that some or all of the HPLLC At Risk Shares shall be forfeited by HPLLC to HPPI (“Default Notice”). If HPPI makes such election, it shall have waived and released any and all claims it may have for any damages it may have suffered as a result of HPPI failing to satisfy the Performance Goals. HPLLC agrees that upon receipt of such Default Notice electing forfeiture, it shall, without payment or additional consideration, within two (2) Business Days after receipt of such Default Notice deliver to HPPI any and all stock certificates in its possession or control evidencing any of the HPLLC At Risk Shares duly endorsed for Transfer back to HPPI or accompanied by an executed stock power for Transfer back to HPPI. Such HPLLC At Risk Shares shall be Transferred back to HPPI free and clear of all Liens or claims of any nature. HPLLC further agrees upon HPPI delivering such Default Notice, HPPI shall be entitled to Transfer, and HPLLC hereby directs HPPI to Transfer, on its stock ledger back to HPPI any and all HPLLC At Risk Shares. The parties hereby acknowledge and agree that in light of the fact that (X) the purpose of the Performance Goals is for HPPI to pursue the Supply and License Agreement and to continue HPPI’s development of its products in order to seek additional funding from other sources, and (Y) the purpose of the HPLLC Promissory Note is to provide HPPI the necessary funds to maintain the agreed upon funding schedule to pursue the Performance Goals, it would be difficult or impossible to accurately and precisely ascertain the actual damages suffered by HPPI by failing to satisfy the Performance Goals and experiencing an Event of Default, and therefore agree that the forfeiture by HPLLC of the HPLLC At Risk Shares (together with the possible forfeiture of the Purchased Shares (as defined in the HPLLC Stock Purchase Agreement)) is a reasonable pre-estimate of the probable damages and loss suffered by HPPI in

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the event of such default. Any of the HPLLC At Risk Shares forfeited to HPPI under this Section 8.2(b) shall be cancelled on the books and records of HPPI. Any election and decision made by HPPI pursuant to this Section 8.2(b) shall be made by the majority approval of the disinterested Directors; for purposes of this Section 8.2(b), FEO shall be deemed to be an interested Director.

(c) If FEO, Virca or HPLLC, as the case may be, fails to deliver to HPPI or Mayne Pharma, as the case may be, the certificates or other instruments described in Section 8.2, the officers of HPPI, or any of them, are each hereby appointed as attorney-in-fact for FEO, Virca or HPLLC, as the case may be, for the purpose of complying with this Section 8.2, including Transferring any Equity Securities, and delivering any of the aforesaid certificates or other instruments to HPPI or Mayne Pharma, as the case may be, whereupon FEO or Virca’s rights with respect to the Equity Securities shall cease. Such officers shall incur no liability for such actions described in this Section 8.2(c). This appointment of the officers as attorney-in-fact is coupled with an interest and such appointment is irrevocable.

(d) HPPI hereby grants Mayne Pharma the following purchase right (the “Purchase Right”) to purchase all or any part of the Purchase Right Shares at the Exercise Price (as defined below) per share and during the Purchase Right Term (as defined below).

(i) The “Purchase Right Term” shall be the period beginning on the date HPPI gives the Default Notice and continuing until the sixtieth (60th) day after such date. This Purchase Right may be exercised regardless of whether HPLLC honors its obligation to convey the HPLLC At Risk Shares back to HPPI as set forth in Section 8.2(b) above. If HPLLC does not honor its obligation to convey the HPLLC At Risk Shares back to HPPI, Mayne Pharma shall nevertheless have the right to purchase, and this Purchase Right shall be for, the Purchase Right Shares predicated upon the HPLLC At Risk Shares which HPLLC should have conveyed back to HPPI, and each of HPPI and Mayne Pharma shall have the right to seek specific performance to require HPLLC to convey the HPLLC At Risk Shares back to HPPI.

(ii) The “Exercise Price” per share of Common Stock shall be equal to the average closing price of the Common Stock as reported on the OTC Bulletin Board, OTCQB Marketplace or any exchange on which the Common Stock is then traded for the 20-day trading period ending on the trading date immediately prior to the date that Mayne Pharma gives the Notice of Exercise (as defined below). If the Purchase Right Shares are shares of Series A Preferred Stock, the “Exercise Price” per share of Series A Preferred Stock shall be the Exercise Price as determined by the prior sentence multiplied by the then-applicable conversion ratio.

(iii) This Purchase Right may be exercised by Mayne Pharma at any time prior to the expiration of the Purchase Right Term, in whole or in part, by delivering written notice of exercise (the “Notice of Exercise”), duly executed by Mayne Pharma to HPPI at its principal office, accompanied by payment, in cash by wire transfer of immediately available funds to the order of HPPI and to an account designated by HPPI, of the amount obtained by multiplying the number of shares designated in the Notice of

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Exercise by the Exercise Price. For purposes hereof, “Exercise Date” shall mean the date on which all deliveries required to be made to HPPI upon exercise of this Purchase Right pursuant to this Section 8.2(d)(iii) shall have been made.

(iv) As soon as practicable (but in no event later than three (3) Business Days) after the valid exercise of this Purchase Right, in whole or in part, in accordance with clause (iii) immediately above, HPPI, at its expense, shall cause to be issued in the name of and delivered to Mayne Pharma a certificate or certificates (which shall contain appropriate restrictive legends) for the number of fully paid and non-assessable shares to which Mayne Pharma shall be entitled upon such exercise. Mayne Pharma shall for all purposes hereof be deemed to have become the holder of record of such shares on the Exercise Date irrespective of the date of delivery of such certificate or certificates.

(v) The issuance of the shares upon the exercise of this Purchase Right, and the delivery of certificates or other instruments representing such shares, shall be made without charge to Mayne Pharma for any tax or other charge of whatever nature in respect of such issuance and HPPI shall bear any such taxes in respect of such issuance.

8.3. Mayne Pharma Remedy on Default. Mayne Pharma shall have the right to terminate the Supply and License Agreement without damages, penalty, or any liability whatsoever to any party hereto if: (x) either FEO or Virca fails to submit his resignation as demanded by Mayne Pharma under Section 8.1(b) or Section 8.1(c), and (y) within five (5) Business Days after written notice to HPPI, there has not been full compliance with Section 8.1(d). Mayne Pharma’s rights under this Section 8.3 are in addition to all other rights and remedies available under any agreement, at law or in equity. Mayne Pharma and HPPI agree that the Supply and License Agreement shall be deemed amended to add the provision of this Section 8.3.

8.4. Mayne Pharma Exercise of Rights; Covenant Not to Sue. The parties hereto agree that Mayne Pharma may decide in its sole and absolute discretion whether and when to exercise any of its rights under this Article VIII and that it may exercise such rights for any reason. In consideration of the benefits conferred upon them in connection with this Agreement, including without limitation the Agreed Reduction, and as a material inducement to Mayne Pharma’s agreement to the Agreed Reduction, HPPI, HPLLC, FEO, and Virca each covenant and agree that he or it will not sue or otherwise assert any claim against Mayne Pharma or any of its Affiliates as result of Mayne Pharma’s exercise of its rights under this Article VIII or for any act or omission leading up to, causing, or contributing to the failure to satisfy any of the Performance Goals, other than acts or omissions constituting fraud or other willful misconduct.

8.5. No Restrictions. No Transfer under this Article VIII shall be subject to the provisions of Article II, Article IV (except that any Transfer under 8.2(b) shall be subject to Article IV), Article V, Article VI or Article VII.

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ARTICLE IX.

TERMINATION

9.1. General. In addition to the specific provisions of this Agreement that terminate at such time as Mayne Pharma Group collectively owns less than ten percent (10%) of the Common Stock on a Fully Diluted basis, this Agreement generally shall terminate:

(a) If HPPI is adjudicated a bankrupt, HPPI executes an assignment for benefit of creditors, a receiver is appointed for HPPI or HPPI is voluntarily or involuntarily dissolved; or

(b) HPPI, HPLLC and Mayne Pharma expressly agree in writing to terminate this Agreement.

ARTICLE X.

REPRESENTATIONS AND WARRANTIES

10.1. Each of the parties represents and warrants to the other parties that each of the following representations and warranties is true and correct with respect to itself as of the Effective Date.

(a) It is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. It is neither in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. It is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect, and no Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) It has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. Its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action, and no further approval or authorization is required by it, its governing board, managers or other body or any of its stockholders, members or owners in connection herewith. It has duly executed this Agreement, and this Agreement will constitute a valid and binding obligation enforceable against itself in accordance with its respective terms.

(c) Its execution, delivery and performance of this Agreement does not and will not, and its consummation of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of its certificate or articles of incorporation, bylaws or

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IRS Employer Identification No. 30-0793665

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other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of its properties or assets, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which it is a party or by which any of its property or asset is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which it is subject (including federal and state securities laws and regulations), or by which any of its property or asset is bound or affected.

ARTICLE XI.

MISCELLANEOUS

11.1. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed, faxed or delivered to each applicable party at the addresses set forth on Exhibit A hereto or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section 11.1. All such notices, requests, demands and other communications shall, when mailed (which mailing must be accomplished by first class mail, postage prepaid; express overnight courier service; or registered mail, return receipt requested) or transmitted by facsimile, be effective three days after deposited in the mails or upon transmission by facsimile, respectively, addressed as aforesaid, unless otherwise provided herein.

11.2. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

11.3. Dispute Resolution. In the event of any Dispute, then each of the parties hereto agrees to settle all Disputes by arbitration before a single arbitrator in Atlanta, Georgia, selected by, and such arbitration to be administered by, the American Arbitration Association (“AAA”) in accordance with its International Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each of the parties hereto agrees and acknowledges that all Disputes between or among them are subject to the alternative dispute resolution procedures of this Section 11.3. Each of the parties hereto agrees that any aspect of alternative dispute resolution not specifically covered in this Agreement shall be covered, without limitation, by the applicable AAA rules and procedures. Each of the parties hereto further agrees that any Dispute determined by the arbitrator shall be final and binding and shall not be subject to further appeal. Each of the parties hereto shall bear its own costs and expenses and an equal share of the arbitrator’s fees and administrative fees of arbitration, subject to any award under Section 11.3(b).

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(a) If there is a Dispute within the scope of this Section 11.3, and if any party to this Agreement is a party to another agreement that contains an arbitration, forum selection, or other dispute resolution provision that is different from or inconsistent with this Section 11.3 (“Other Dispute Resolution Provision”), then the Dispute shall be governed by this Section 11.3 and not by the Other Dispute Resolution Provision notwithstanding whether such other agreement was entered into after the Effective Date, except to the extent each of the parties hereto agrees in writing by express reference to this Section 11.3(a).

(b) In any Dispute, the arbitrator shall award to the prevailing party all of such party’s costs (including fees and costs of the arbitrator and AAA) and attorneys’ fees incurred in connection therewith. As used herein, “attorneys’ fees” shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

(c) If any party fails to perform a specific act required under this Agreement (including without limitation acts required to be performed under Article VIII of this Agreement) or under any of the other Transaction Documents, the party for whose benefit the act was to be taken will be irreparably harmed. Accordingly, in any Dispute, the arbitrator shall award specific performance, in addition to any other remedy available at law, in equity, or under the applicable AAA rules.

(d) This Agreement and all Disputes shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within such State, without regard to its conflict of law rules.

11.4. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Counterparts may be delivered via facsimile, electronic mail (including pdf), or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11.5. Amendments, Waivers and Consents. This Agreement may be amended and any provision of this Agreement may be waived with the prior written consent of HPPI, HPLLC and Mayne Pharma; provided, however, no such amendment shall be valid which adversely affects FEO and/or Virca without the additional written consent of FEO and/or Virca, whichever one or both are adversely affected. No waiver by any party shall be effective unless in writing and no such waiver shall extend to or affect any other obligation not expressly waived. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

11.6. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legatees.

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11.7. Prior Agreements. This Agreement contains the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

11.8. Conflict with Bylaws. In the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of the Bylaws, the terms and provisions of this Agreement shall control.

11.9. Amendment to Bylaws. Within fifteen (15) days of the Effective Date, the Bylaws shall be amended and restated to, among other things, allow the Stockholders to remove Directors with or without cause in accordance with the provisions of Section 141(k) the Delaware General Corporation Law.

11.10. Securities Covered. The provisions of this Agreement shall apply to all Equity Securities, and any securities convertible into or exercisable or exchangeable into such Equity Securities, now owned and hereafter acquired by the parties to this Agreement or any Person later becoming bound by the provisions of this Agreement as provided hereunder and shall include all Equity Securities and any securities convertible into or exercisable or exchangeable into such Equity Securities.

11.11. Potential Investor Liabilities. HPLLC hereby agrees to defend, indemnify, and hold harmless Mayne Pharma, HPPI, each of their Affiliates, and each of their respective representatives from and against any and all third party claims, demands, actions, suits, and other proceedings, and all resulting losses, damages, liabilities, settlements, judgments, costs, and expenses (including without limitation, attorneys’ fees), arising from or in connection with any capital raising by, or on behalf of, HPPI prior to the Effective Date, including without limitation, claims by or from any potential investor in such capital raising.

11.12. Time. Time is of the essence of this Agreement.

Signature Page Follows.)

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement by duly authorized officers as of the date first above written.

MAYNE PHARMA VENTURES PTY LTD

By:	/s/ Scott A. Richards
Name:	Scott A. Richards
Title:	Director

HEDGEPATH LLC

By: Black Robe Capital, LLC, its manager

By:	/s/ Frank E. O’Donnell, Jr., M.D.
Name:	Frank E. O’Donnell, Jr.
Title:	Manager

HEDGEPATH PHARMACEUTICALS, INC.

By:	/s/ Nicholas J. Virca
Name:	Nicholas J. Virca
Title:	President and Chief Executive Officer

/s/ Frank E. O’Donnell, Jr., M.D.
FRANK E. O’DONNELL, JR., M.D.

/s/ Nicholas J. Virca
NICHOLAS J. VIRCA

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EXHIBIT A

CONTACT INFORMATION FOR NOTICES

If to Mayne Pharma:	Mayne Pharma Ventures Pty Ltd
Level 14, 474 Flinders Street,
Melbourne, Vic 3000
Australia
Attention: General Counsel
Telephone: 61 3 8614 7711
Facsimile: 61 3 9614 7022

with copies to:	Miller & Martin PLLC
1180 West Peachtree Street, NE
Suite 2100
Atlanta, Georgia 30309
Attention: A. Josef DeLisle, Esq.
Telephone: (404) 962-6438
Facsimile: (404) 962-6338

If to HPLLC:	Hedgepath LLC
324 S. Hyde Park Avenue
Suite 350
Tampa, Florida 33606
Attention: Dr. Francis E. O’Donnell, Jr.
Telephone: (813) 864-2557
Facsimile: (813) 436-8384

with copies to:	Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
11th Floor
New York, New York 10105
Attention: Barry I. Grossman, Esq.
Telephone: (212) 370-1300
Facsimile: (212) 370-7889

EX.A-1

Confidential Treatment Requested by HedgePath Pharmaceuticals, Inc.,

IRS Employer Identification No. 30-0793665

Confidential treatment requested with respect to certain portions hereof denoted with “***”

If to HPPI:	Hedgepath Pharmaceuticals, Inc.
324 S. Hyde Park Avenue
Suite 350
Tampa, Florida 33606
Attention: Nicholas J. Virca
Telephone: (858) 722-3043
Facsimile: (813) 258-6912

with copies to:	Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
11th Floor
New York, New York 10105
Attention: Barry I. Grossman, Esq.
Telephone: (212) 370-1300
Facsimile: (212) 370-7889

If to FEO:	Frank E. O’Donnell, Jr., M.D.
324 South Hyde Park Avenue
Suite 350
Tampa, Florida 33606
Telephone: (813) 864-2557
Facsimile: (813) 436-8384

with copies to:	Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
11th Floor
New York, New York 10105
Attention: Barry I. Grossman, Esq.
Telephone: (212) 370-1300
Facsimile: (212) 370-7889

If to Virca:	Nicholas J. Virca
700 West Harbor Drive #1104
San Diego, California 92101
Telephone: (858) 722-3043
Facsimile: (813) 258-6912

with copies to:	Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attention: Barry I. Grossman, Esq.
Telephone: (212) 370-1300
Facsimile: (212) 370-7889

Ex.A-2